EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



     SUBSIDIARY                               STATE OF INCORPORATION
     ----------                               ------------------------

Xantech Pharmaceuticals, Inc.                 Tennessee

Pure-ific Corporation                         Nevada